 Exhibit 99.1

American Bitcoin Debuts on Nasdaq as “ABTC”

Differentiated, pure-play Bitcoin accumulation platform is purpose-built to drive Bitcoin-per-share growth with leading scale and efficiency

MIAMI, FL, September 3, 2025 (PR NEWSWIRE) – American Bitcoin Corp. (Nasdaq: ABTC) (“American Bitcoin” or the “Company”), a Bitcoin accumulation platform focused on building America’s Bitcoin infrastructure backbone, today begins trading on the Nasdaq under the ticker symbol “ABTC” following the completion of its stock-for-stock merger with Gryphon Digital Mining, Inc. American Bitcoin delivers institutional-grade exposure to Bitcoin through a differentiated business model that integrates scaled Bitcoin mining operations with disciplined accumulation strategies.

“Today, American Bitcoin becomes a premier public vehicle for investors seeking scalable, singular exposure to the defining asset class of our time,” said Eric Trump, Co-founder and Chief Strategy Officer of American Bitcoin. “Our Nasdaq debut marks a historic milestone in bringing Bitcoin into the core of U.S. capital markets and advancing our mission to make America the undisputed leader of the global Bitcoin economy.”

“American Bitcoin embodies the values that define American strength: freedom, transparency, and independence,” said Donald Trump Jr., stockholder of American Bitcoin. “With our Nasdaq listing, we are elevating this mission onto the global stage, giving investors a vehicle we believe will strengthen the U.S. financial system and help build a more resilient national economy.”

“With the backing of the public markets, we believe American Bitcoin is now positioned to set the standard in Bitcoin accumulation,” said Asher Genoot, Executive Chairman of American Bitcoin and CEO of Hut 8 Corp. (Nasdaq | TSX: HUT) (“Hut 8”), which launched American Bitcoin in 2025 as a majority-owned subsidiary. “By combining Bitcoin mining, opportunistic market purchases, and the backing of Hut 8’s energy and digital infrastructure, we have created a vehicle designed to drive rapid, efficient Bitcoin-per-share growth.”

American Bitcoin Highlights

●	Mandate: A Singular Focus on Bitcoin Accumulation. American Bitcoin’s objective is to maximize Bitcoin per share through rapid, efficient Bitcoin accumulation.

●	Business Model: A Multi-Lever Accumulation Strategy. American Bitcoin employs a differentiated, dual accumulation strategy that integrates self-mining operations and opportunistic Bitcoin purchases, which provides the flexibility to respond to market conditions and focus on maximizing return on invested capital. Mining at a significant discount to market price enforces a structural cost advantage over accumulation vehicles without integrated mining operations.

●	Operating Leverage: Infrastructure Access and Cost Efficiency. Through its partnership with Hut 8, American Bitcoin monetizes next-generation ASIC technology and leverages Hut 8’s scaled colocation infrastructure platform to mine Bitcoin without the need to commit significant capital to build and operate proprietary data centers. Shared services are designed to deliver SG&A efficiency, allowing a greater share of capital to be allocated toward scaling exahash and increasing Bitcoin reserves.

About American Bitcoin

American Bitcoin Corp., a majority-owned subsidiary of Hut 8 Corp., is a Bitcoin accumulation platform focused on building America’s Bitcoin infrastructure platform. The Company delivers institutional-grade exposure to Bitcoin through an industry-first business model that integrates scaled self-mining operations with disciplined accumulation strategies. For more information, visit abtc.com and follow the Company on X at @AmericanBTC.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements, include, but are not limited to, statements relating to the trading of the Company’s stock on Nasdaq, the Company’s Bitcoin accumulation strategy, the ability of the Company to mine Bitcoin efficiently and below market prices, the Company’s relationship with Hut 8 and changes in the price of Bitcoin.

Forward-looking statements are not statements of historical fact, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by the Company as of the date of this press release, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements, including, but not limited to: the price of Bitcoin and concentration of Bitcoin holdings; failure to grow hashrate; the purchase of miners; competition from other methods of investing in Bitcoin; uncertainty in the development and acceptance of the Bitcoin network; reliance on third-party mining pool service providers; hedging transactions; Bitcoin halving events; failure to realize the anticipated benefits of the merger transactions; dependence on Hut 8; liquidity constraints and failure to raise additional capital; failure of critical systems; competition from current and future competitors; changes in leasing arrangements; hazards and operational risks; electrical power requirements; geopolitical, social, economic, and other events and circumstances; cybersecurity threats and breaches; Internet-related disruptions; dependence on key personnel; having a limited operating history; rapidly changing technology; predicting facility requirements; acquisitions, strategic alliances or joint ventures; operating and expanding internationally; legal, regulatory, governmental, and technological uncertainties; physical risks related to climate change; involvement in legal proceedings; stock price volatility; the Company’s multi-class capital structure and status as a controlled company; and other factors that may affect the future business, results, financial position and prospects of the Company. Additional factors that could cause results to differ materially from those described above can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the proxy statement/prospectus filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on July 31, 2025, in the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2025 and in other documents filed by the Company from time to time with the SEC.

American Bitcoin Corp. Investor Relations

ir@americanbtc.com

American Bitcoin Corp. Public Relations

media@americanbtc.com